Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 (No. 333-262771) of Nuveen Churchill Private Capital Income Fund of our report dated June 3, 2022 relating to the financial statements and senior securities of Nuveen Churchill Private Capital Income Fund, which appears in this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Consolidated Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York
July 8, 2022